Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Quality Systems, Inc. of our report dated May 22, 2015, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Quality System, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2015.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Irvine, California

August 14, 2015